Phone:	212-885-5434
Fax:	917-332-3837
Email:	RPaul@blankrome.com

July 14, 2016

BY EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington, DC 20549-4041

Re:	Special Opportunities Fund, Inc. (the “Fund”) Registration Statement on Form N-2/A filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940

Ladies and Gentlemen:

On behalf of our client, the Fund, transmitted herewith is a copy of the Registration Statement on Form N-2/A, including exhibits, for filing under the Securities Act of 1933 and the Investment Company Act of 1940.

The filing fee for this Registration Statement has been transmitted to you.

Should you have any questions or comments regarding the above, please phone me at 212-885-5434 or Thomas R. Westle at (212) 885-5239.

Very truly yours,

/s/ Rustin I. Paul

Rustin I. Paul